# Electronic Articles of Organization
# For
# Florida Limited Liability Company

L11000046467
FILED 8:00 AM
April 19, 2011
Sec. Of State
lsellers

## Article I

The name of the Limited Liability Company is:

DIGITAL BLUE DOG LLC

## Article II

The street address of the principal office of the Limited Liability Company is:

2147 PORTER LAKE DRIVE
SUITE E
SARASOTA, FL. US 34240

The mailing address of the Limited Liability Company is:

2147 PORTER LAKE DRIVE
SUITE E
SARASOTA, FL. US 34240

## Article III

The purpose for which this Limited Liability Company is organized is:

ANY AND ALL LAWFUL BUSINESS.

## Article IV

The name and Florida street address of the registered agent is:

JOHN R BOYLE
2147 PORTER LAKE DRIVE
SUITE E
SARASOTA, FL. 34240

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Registered Agent Signature: JOHN R. BOYLE

L11000046467
FILED 8:00 AM
April 19, 2011
Sec. Of State
lsellers

# Article V

The name and address of managing members/managers are:

Title: MGR
JOHN R BOYLE
2147 PORTER LAKE DRIVE, SUITE E
SARASOTA, FL. 34240 US

# Article VI

The effective date for this Limited Liability Company shall be:

04/19/2011

Signature of member or an authorized representative of a member

Electronic Signature: JOHN R. BOYLE

I am the member or authorized representative submitting these Articles of Organization and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of the LLC and every year thereafter to maintain "active" status.